UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

Central Garden & Pet Company

(Exact name of Registrant as Specified in its Charter)

Delaware	001-33268	68-0275553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1340 Treat Boulevard, Suite 600

Walnut Creek, California 94597

(Address of Principal Executive

Offices including Zip Code)

(925) 948-4000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2017, the Board of Directors of Central Garden & Pet Company (the “Company”) appointed Michael J. Edwards to the Board of Directors. Mr. Edwards has not been appointed to any board committees.

Mr. Edwards served as Chief Executive Officer, of eBags.com (a leading online bag retailer owned by Samsonite) from 2015 to 2017. From 2012 to 2015, Mr. Edwards was the Global Chief Merchandising Officer of Staples (an office supplies retailer). From 2010 to 2011, Mr. Edwards was the President and Chief Executive Officer, and from 2009 to 2010 the Executive Vice President and Chief Merchandising Officer of Borders Group.

There are no transactions reportable under Item 404(a) of Regulation S-K in which Mr. Edwards has a direct or indirect material interest. He will be entitled to receive the standard cash and equity compensation paid to all directors as described in the Company’s most recent proxy statement. A copy of the press release announcing the above appointment is furnished as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press release issued by the Company dated December 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

Date: December 7, 2017	By:	/s/ George A. Yuhas
George A. Yuhas General Counsel and Secretary

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